UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 4, 2018

Agora Holdings, Inc.
(Exact name of registrant as specified in its charter)
Utah
(State or other jurisdiction of incorporation)

000-55686	61-1673166
(Commission File Number)	(IRS Employer Identification No.)

1136 Centre Street, Unit 228, Thornhill, Ontario, Canada L4J 3M8
(Address of principal executive offices) (Zip Code)

(844) 625-8896
(Registrant's telephone number, including area code)

____________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ X ]

Forward-Looking Statements

This Current Report on Form 8-K and other written and oral statements made from time to time by us may contain so-called "forward-looking statements," all of which are subject to risks and uncertainties. Forward-looking statements can be identified by the use of words such as "expects," "plans," "will," "forecasts," "projects," "intends," "estimates," and other words of similar meaning. One can identify them by the fact that they do not relate strictly to historical or current facts. These statements are likely to address our growth strategy, financial results and product and development programs. One must carefully consider any such statement and should understand that many factors could cause actual results to differ from our forward looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward looking statement can be guaranteed and actual future results may vary materially.

Information regarding market and industry statistics contained in this Current Report on Form 8-K is included based on information available to us that we believe is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this Current Report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We do not assume any obligation to update any forward-looking statement. As a result, investors should not place undue reliance on these forward-looking statements.

Item 1.01 Entry into a Material Definitive Agreement.

On April 17, 2018, Agora Holdings, Inc., a Utah corporation ("we" or the "Company"), entered into a Share Exchange Agreement (the "Agreement") whereby the Company agreed to acquire all of the outstanding shares of eSilkroad Network Limited, a Hong Kong corporation ("eSilkroad"), which is a company that owns ninety-five percent (95%) of eSilkroad of Ukraine, a limited liability company registered in the Ukraine (eSilkroad Ukraine) (the "Acquisition").  On April 17, 2018, the parties executed the Agreement for the Acquisition, with the Closing to take place at a future date to be determined by the parties (the "Closing Date").

On August 31, 2018, the shareholders of eSilkroad and the Company entered into an Addendum to Share Exchange Agreement (the "Addendum"), which amended the terms of the Agreement so that the ownership percentage of eSilkroad acquired by the Company would be decreased from 100% to 51%.  In addition, the Addendum provides for a monthly payment of $8,000 to Ruben Yakubov, the Company's president, and Mr. Oleksandr Bondarenko, an officer and director of eSilkroad.

Further on October 4, 2018 the shareholders of eSilkroad and the Company entered into a Second Addendum to the Share Exchange Agreement (the "Second Addendum"), with an effective date of September 30, 2018, which amended the terms of the Agreement so that each of Bondarenko and Sytnyk shall receive 7,136,600 shares the Company's common stock.  In addition the Addendum revises the current share capital of eSilkroad to include 2 non-voting shares issued prior to the Closing Date, as well as the 20,000 issued and authorized shares of common stock.

A copy of the Second Addendum is filed as Exhibit 10.1 to this Current Report on Form 8-K.

ITEM 8.01     OTHER EVENTS

On October 5, 2018 the Company issued a press release to disclose the Second Addendum as more fully described in Item 1.01 above.

A copy of the Press Release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

10.1 Addendum to Share Exchange Agreement signed October 4, 2018

99.1 Press Release issued October 5, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Agora Holdings, Inc.

Date: October 5, 2018	By:	/s/Ruben Yakubov
Ruben Yakubov
President and Director

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